Gary R. Henrie Attorney at Law

10616 Eagle Nest Street
Las Vegas, NV  89141

Telephone:  (702)  616-3093
Facsimile:  (702)  263-8102
E-mail:     grhlaw@hotmail.com

August 1, 2003

Daneli Ventures Inc.
1898 Peardonville Road
Abbotsford, BC  V4X 2M4

Re:     Daneli Ventures Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Daneli Ventures Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,674,000 shares of the Company?s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 674,000 shares of common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. Further, I am of the opinion that the 2,000,000 shares of common stock to be sold by the company, upon proper payment therefore, will be validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,


/s/ Gary R. Henrie
----------------------------------
Gary R. Henrie,  Esq.

Daneli Ventures Inc.
August 1, 2003
Page  2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,


/s/ Gary R. Henrie
--------------------------------------
Gary R. Henrie, Esq.